EXECUTION VERSION
SECURITY DEED
DATED 15 August, 2014
between SEAMAP PTE LTD as Chargor - and – THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

as Lender

CONTENTS

Clause Page

1.	Interpretation

2.	Creation of Security

3.	Continuing Security

4.	Representations — general

5.	Restrictions on dealings

6.	Land

7.	Investments

8.	Intellectual Property

9.	Accounts

10.	Insurances

11.	Relevant contracts

12.	When Security becomes enforceable

13.	Enforcement of Security

14.	Receiver

15.	Powers of Receiver

16.	Application of proceeds

17.	Expenses and indemnity

18.	Delegation

19.	Further assurances

20.	Power of attorney

21.	Waiver, remedies cumulative

22.	Severability

23.	Disclosure of information

24.	Miscellaneous

25.	Release

26.	Changes to the parties

27.	Evidence and calculations

28.	Set Off

29.	Notice

30.	Jurisdiction

31.	Waiver Of Immunity

32.	Governing Law

Schedules

1.	Schedule 1

2.	Schedule 2

SIGNATORIES

THIS DEED is dated 15 August, 2014. BETWEEN:

(1)	SEAMAP PTE LTD (Company registration number 198703191M) (the Chargor); and

(2)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED (the Lender).

BACKGROUND:

(A) By a facilities agreement dated August 15,2014 and made between (i) the Chargor as borrower (the Borrower), (ii) Mitcham Industries, Inc as guarantor, and (iii) the Lender, it was agreed that the Lender would make available to the Borrower credit facilities of up to US$15,000,000 upon the terms and subject to the conditions set out therein.

(B) It is one of the conditions precedent to the availability of the facilities under the Facilities Agreement that the Chargor enters into this Deed as security for the Secured Liabilities.

NOW THIS DEED WITNESSES as follows:

1.	INTERPRETATION

1.1	Definitions
In this Deed:
Act means the Conveyancing and Law of Property Act, Chapter 61 of Singapore.

Excluded Credit Balances means all sums which have been or may from time to time be deposited by the Chargor with DBS Bank Ltd. whether in Singapore Dollars or other currency(ies) under any fixed deposit, time deposit or other similar account (s) which the Chargor may open with DBS Bank Ltd. (which expression shall include any sum(s) which are from time to time deposited by the Chargor with DBS Bank Ltd. in any such fixed deposit, time deposit or other account (s) whether in the same or any other currency and whether in addition to or by way of renewal of or replacement for any sums or part thereof previously deposited or otherwise, together with all interest accruing from time to time in respect of it or them of any part of any such sum(s) or interest, but only to the extent such sums are subject to a security interest in the favour of DBS Bank Ltd.

Facilities Agreement means the facilities agreement referred to in Recital (A).

Party means a party to this Deed.

Receiver means a receiver and manager or a receiver, in each case, appointed under this Deed.

Secured Liabilities means :-

(a)	all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of:-

(i)	the Chargor to the Lender (including without limitation, the obligations and liabilities under the Finance Documents and the Facilities);

(ii)	each Obligor (other than the Chargor) to the Lender under the Finance Documents to which such Obligor is a party; and

(b)	all costs and expenses (including all goods and services, value added and other duties or taxes payable in such costs and expenses) incurred by the Lender in connection with the enforcement of, or the preservation of, its rights against the Obligors under the Finance Documents.

Security Assets means all assets of the Chargor the subject of any security created by this Deed.

Security Period means the period beginning on the date of this Deed and ending on the date on which all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.

1.2	Construction

(a)	Capitalised terms defined in the Facilities Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.

(b)	The provisions of clause 1.2 (Construction) of the Facilities Agreement apply to this Deed as though they were set out in full in this Deed except that references to the Facilities Agreement are to be construed as references to this Deed.

(c)	The term Secured Liabilities includes liabilities which would be treated as such but for the liquidation, dissolution or judicial management of, or similar event affecting an Obligor.

(a)	(i) (ii)	The term Finance Document includes all amendments and supplements including supplements providing for further advances; and the term this Security means any security created by this Deed.

(e)	Any covenant of the Chargor under this Deed (other than a payment obligation) remains in force during the Security Period.

(f)	If the Lender considers that an amount paid under a Finance Document is capable of being avoided or otherwise set aside on the liquidation or judicial management of the payer or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Deed.

(g)	Unless the context otherwise requires, a reference to a Security Asset includes the proceeds of sale of that Security Asset.

(h)	A person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore, and notwithstanding any term of this Deed, the consent of any third party is not required for any variation (including any release or compromise of any liability) or termination of this Deed.

2.	CREATION OF SECURITY

2.1	General

(a)	All the security created under this Deed:

(i)	is created by the Chargor as sole legal and beneficial owner of the Security Assets;

(ii)	is created in favour of the Lender;

(iii)	is created over present and future assets of the Chargor other than the Excluded Credit Balances; and

(iv)	is security for the payment of all the Secured Liabilities.

(b)	If the rights of the Chargor under a document cannot be secured without the consent of a party to that document:

(i)	the Chargor must notify the Lender promptly;

(ii)	this Security will secure all amounts which the Chargor may receive, or has received, under that document but exclude the document itself; and

(iii)	unless the Lender otherwise requires, the Chargor must use reasonable endeavours to obtain the consent of the relevant party to that document being secured under this Deed.

2.2	Land

(a)	The Chargor charges:

(i)	by way of a first legal mortgage all estates or interests in any freehold or leasehold property now owned by it; and

(ii)	(to the extent that they are not the subject of a mortgage under sub-paragraph (i) above) by way of first fixed charge all estates or interests in any freehold or leasehold property.

(b)	A reference in this Subclause to a mortgage or charge of any freehold or leasehold property includes:

(i)	all buildings, fixtures, fittings and fixed plant and machinery on that property; and

(ii)	the benefit of any covenants for title given or entered into by any predecessor in title of the Chargor in respect of that property or any moneys paid or payable in respect of those covenants.

2.3	Investments

(a)	The Chargor charges:

(i)	by way of a first legal mortgage all shares in any member of the Group (other than itself) owned by it or held by any nominee on its behalf; and

(ii)	(to the extent that they are not the subject of a mortgage under sub-paragraph (i) above) by way of a first fixed charge its interest in all shares, stocks, debentures, bonds or other securities and investments owned by it or held by any nominee on its behalf.

(b)	A reference in this Subclause to a mortgage or charge of any stock, share, debenture, bond or other security includes:

(i)	any dividend or interest paid or payable in relation to it; and

(ii)	any right, money or property accruing or offered at any time in relation to it by way of redemption, substitution, exchange, bonus or preference, under option rights or otherwise.

2.4	Plant and machinery

The Chargor charges by way of a first fixed charge all plant and machinery owned by it and its interest in any plant or machinery in its possession.

2.5	Credit balances

The Chargor charges by way of a first fixed charge all of its rights in respect of any amount standing to the credit of any account (including any account contemplated by this Deed) it has with any person and the debt represented by it, other than the Excluded Credit Balances.

2.6	Book debts etc.
The Chargor charges by way of a first fixed charge:

(a)	all of its book and other debts;

(b)	all other moneys due and owing to it; and

(c)	the benefit of all rights, securities or guarantees of any nature enjoyed or held by it in relation to any item under paragraph (a) or (b) above,

2.7	other than the Excluded Credit Balances. Insurances

The Chargor assigns absolutely, subject to a proviso for re-assignment on redemption, all of its rights in respect of any contract or policy of insurance taken out by it or on its behalf or in which it has an interest.

2.8	Other contracts

The Chargor assigns absolutely, subject to a proviso for re-assignment on redemption, all of its rights in respect of:

(a)	any agreement to which it is a party except to the extent that it is subject to any fixed security created under any other term of this Clause;

(b)	any letter of credit issued in its favour; and

(c)	any bill of exchange or other negotiable instrument held by it.

2.9	Intellectual property

The Chargor charges by way of a first fixed charge, all of its rights in respect of:

(a)	any know-how, patent, trade mark, service mark, design, business name, topographical or similar right;

(b)	any copyright or other intellectual property monopoly right; and

(c)	any interest (including by way of licence) in any of the above,

2.10	in each case whether registered or not and including all applications for the same. Miscellaneous The Chargor charges by way of first fixed charge:

(a)	its goodwill;

(b)	the benefit of any authorisation (statutory or otherwise) held in connection with its use of any Security Asset;

(c)	the right to recover and receive compensation which may be payable to it in respect of any authorisation referred to in paragraph (b) above; and

(d)	its uncalled capital.

2.11	Floating charge

(a)	The Chargor charges by way of a first floating charge all its assets not at any time otherwise effectively mortgaged, charged or assigned by way of fixed mortgage, charge or assignment under this Clause.

(b)	Except as provided below, the Lender may by notice to the Chargor convert the floating charge created by the Chargor under this Subclause into a fixed charge as regards any of that Chargor’s assets specified in that notice, if:

(i)	an Event of Default is outstanding; or

(ii)	the Lender, acting reasonably, considers those assets to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy.

(c)	The floating charge created by this Subclause will automatically convert into a fixed charge over all of the Chargor’s assets if a judicial manager is appointed or the Lender receives notice of an intention to appoint a judicial manager.

3.	CONTINUING SECURITY

3.1	Continuing Security

This security shall be continuing and will extend to the ultimate balance of the Secured Liabilities and all sums payable by the Obligors under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

3.2	Reinstatement

(a)	If any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, bankruptcy, liquidation, judicial management or otherwise without limitation, the liability of the Chargor under this Deed shall continue as if the discharge or arrangement had not occurred.

(b)	The Lender may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

3.3	Additional security

(a)	This Deed is in addition to and is not in any way prejudiced by any other security now or subsequently held by the Lender.

(b)	No prior security held by the Lender (in its capacity as such or otherwise) over any Security Asset will merge into this Security.

4.	REPRESENTATIONS — GENERAL

4.1	Nature of security

The Chargor represents to the Lender that this Deed creates those Security Interests it purports to create and is not liable to be amended or otherwise set aside on its liquidation or judicial management or otherwise.

4.2	Times for making representations

(a)	The representations set out in this Deed (including in this Clause) are made on the date of this Deed.

(b)	Unless a representation is expressed to be given at a specific date, each representation under this Deed is deemed to be repeated by the Chargor on each date during the Security Period.

(c)	When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

5.	RESTRICTIONS ON DEALINGS

(a)	The Chargor shall not, and shall procure that no other member of the Group will:

(i) create or permit to subsist any Security Interest on any Security Asset; or

(ii)	sell, transfer, assign, discount, factor, grant, licence, lease or otherwise dispose of any Security Asset,

except with the prior written consent of the Lender.

(b) Paragraph (a) does not apply to:

(i)	any Security Interest in favour of the Lender under this Deed;

(ii)	the charge created by the Chargor in favour of DBS Bank Ltd on or about 19 September 2006 in relation to the Excluded Credit Balances;

(iii)	any other Security Interest created or outstanding with the prior consent of the Lender, except to the extent the principal amount secured by that Security Interest is increased such that it exceeds the amount secured by that Security Interest as at the date of this Deed or to the extent such Security Interest is otherwise varied without the consent of the Lender;

(iv)	any lien arising by operations of the law or agreement of similar effect and in the ordinary course of business and if arising as a result of any default or omission by the Chargor, which does not subsist for a period of more than 60 days;

(v)	any Security Interest permitted to be created under the Finance Documents, including but not limited to the Security Interest permitted under Clause 19.10(b) of the Facilities Agreement; or

(vi)	any transfer, sale or disposal permitted under the Finance Documents, including but not limited to the transfers, sale or disposals permitted under Clause 19.11(b) of the Facilities Agreement.

6.	LAND

6.1	General
In this Clause:

Environmental Approval means any authorisation required by any Environmental Law.

Environmental Claim means any claim by any person in connection with:

(a)	a breach, or alleged breach, of an Environmental Law;

(b)	any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment; or

(c)	any other environmental contamination.

Environmental Law means any law or regulation concerning:

(a)	the protection of health and safety;

(b)	the environment; or

(c)	any emission or substance which is capable of causing harm to any living organism or the environment.

Fixtures means all fixtures and fittings and fixed plant and machinery on the Mortgaged Property.

Insured Property Assets means the Premises and all the Chargor’s other assets of an insurable nature in the Premises.

Mortgaged Property means all freehold or leasehold property included in the definition of Security Assets.

Premises means all buildings and erections included in the definition of Security Assets.

Report on Title means any report on title on the Mortgaged Property addressed and provided at the request of the Lender before the date of this Deed or, in the case of any Mortgaged Property acquired after the date of this Deed, its date of acquisition.

6.2	Information for Report on Title
The Chargor represents to the Lender that:

(a)	the information provided to the lawyers who prepared any Report on Title relating to any of its Mortgaged Property for the purpose of that Report on Title was true in all material respects at the date it was expressed to be given;

(b)	the information referred to in paragraph (a) above was at the date it was expressed to be given complete and did not omit any information which, if disclosed would make that information untrue or misleading in any material respect; and

(c)	as at the date of this Deed, nothing has occurred since the date of any information referred to in paragraph (a) above which renders that information untrue or misleading in any respect and which, if disclosed, would make that information untrue or misleading in any material respect.

6.3	Title

The Chargor represents to the Lender that except as disclosed in any Report on Title relating to any of its Mortgaged Property:

(a)	it is the legal and beneficial owner of its Mortgaged Property;

(b)	no breach of any law or regulation is outstanding which affects or might affect materially the value of its Mortgaged Property;

(c)	there are no covenants, agreements, stipulations, reservations, conditions, interest, rights or other matters whatsoever affecting its Mortgaged Property;

(d)	nothing has arisen or has been created or is subsisting which would be an overriding interest, or an unregistered interest which overrides first registration or registered dispositions, over its Mortgaged Property;

(e)	no facilities necessary for the enjoyment and use of its Mortgaged Property are enjoyed by that Mortgaged Property on terms entitling any person to terminate or curtail its use;

(f)	it has received no notice of any adverse claims by any person in respect of the ownership of its Mortgaged Property or any interest in it, nor has any acknowledgement been given to any person in respect of its Mortgaged Property; and

(g)	its Mortgaged Property is held by it free from any Security Interest or any tenancies or licences.

6.4	Environmental matters
The Chargor must:

(a)	obtain all Environmental Approvals required by it;

(b)	comply in all material respects with any Environmental Approval or Environmental Law applicable to it;

(c)	ensure that the Lender does not incur any liability by reason of any breach by it of any Environmental Law or Environmental Approval; and

(d)	promptly upon becoming aware notify the Lender of:

(i)	any Environmental Claim current or, to its knowledge, pending or threatened; or

6.5	(ii) Repair	any circumstances reasonably likely to result in an Environmental Claim. The Chargor must keep:

(a)	its Premises in good and substantial repair and condition and adequately and properly painted and decorated; and

(b)	its Fixtures and all plant, machinery, implements and other effects owned by it and which are in or on its Premises or elsewhere in a good state of repair and in good working order and condition.

6.6	Insurance

(a)	The Chargor must insure its Insured Property Assets against:

(i)	loss or damage by fire;

(ii)	other risks normally insured against by persons carrying on the same class of business as that carried on by it; and

(iii)	any other risks which the Lender may reasonably require.

(b)	Any insurance must be in a sum or sums not less than the replacement value of the Insured Property Assets. For this purpose, replacement value means the total cost of entirely rebuilding, reinstating or replacing those Insured Property Assets in the event of their being completely destroyed, together with architects’ and surveyors’ fees.

(c)	Any insurance required under this Clause must be with an insurance company or underwriters reasonably acceptable to the Lender.

(d)	All moneys received or receivable under any insurance in respect of the Insured Property Assets must be applied:

(i)	in replacing, restoring or reinstating the Insured Property Assets destroyed or damaged or in any other manner which the Lender may agree; or

(ii)	if an Event of Default is outstanding, if the Lender so directs and the terms of the relevant insurances allow, in or towards satisfaction of the Secured Liabilities.

(e)	The Chargor must procure that a note of the Lender’s interest is endorsed upon all policies of insurance maintained by that Chargor or any person on its behalf in respect of the Insured Property Assets.

(f)	The Chargor may not do or permit anything to be done which may make void or voidable any policy of insurance in connection with any Insured Property Asset.

(g)	The Chargor must promptly pay all premiums and do all other things necessary to keep each policy of insurance in respect of its Insured Property Assets in force.

(h)	The Chargor must, immediately on demand by the Lender, produce to the Lender the policy, certificate or cover note relating to any insurance policy and the receipt for the payment of any premium for any insurance policy as the Lender may request.

6.7	Compliance with leases
The Chargor must:

(a)	perform all the terms on its part contained in any lease comprised in the Mortgaged Property; and

(b)	not do or allow to be done any act as a result of which any lease comprised in its Mortgaged Property may become liable to forfeiture or otherwise be terminated.

6.8	Acquisitions

(a)	If the Chargor acquires any freehold or leasehold property, or any interest therein, after the date of this Deed it must:

(i)	notify the Lender immediately; and

(ii)	immediately on request by the Lender and at the cost of the Chargor, execute and deliver to the Lender a legal mortgage in favour of the Lender of that property in any form which the Lender may require.

(b)	If the consent of the landlord in whom the reversion of a lease is vested is required for the Chargor to execute a legal mortgage over it, the Chargor will not be required to perform that obligation unless and until it has obtained the landlord’s consent. The Chargor must use its reasonable endeavours to obtain the landlord’s consent.

6.9	Compliance with applicable laws and regulations

The Chargor must perform all its obligations under any law or regulation in any way related to or affecting its Mortgaged Property.

6.10	Notices

The Chargor must, within 14 days after the receipt by it of any application, requirement, order or notice served or given by any public or local or any other authority with respect to the Mortgaged Property (or any part of it):

(a)	deliver a copy to the Lender; and

(b)	inform the Lender of the steps taken or proposed to be taken to comply with the relevant requirement.

6.11	Leases

The Chargor may not exercise any of the power of a mortgagor under Section 23 of the Act nor grant or agree to grant (whether in exercise or independently of any statutory power) any lease or tenancy of the Mortgaged Property or any part of it or accept a surrender of any lease or tenancy or confer upon any person any contractual licence or right to occupy the Mortgaged Property.

6.12	Deposit of title deeds

The Chargor must deposit with the Lender all deeds and documents of title relating to its Mortgaged Property.

6.13	Access

The Chargor must permit the Lender and any person nominated by it at all reasonable times to enter any part of its Mortgaged Property and view the state of it, provided that the Lender shall give the Chargor advance notice of at least five Business Days prior to such visit.

6.14	Investigation of title

Provided that the Lender has first given the Chargor advance notice of at least five Business Days prior to any such investigation or enquiry, the Chargor must grant the Lender or its lawyers on request all facilities within the power of the Chargor to enable the Lender or its lawyers to:

(a)	carry out investigations of title to the Mortgaged Property; and

(b)	make such enquiries in relation to any part of the Mortgaged Property as a prudent mortgagee might carry out.

The Chargor shall bear the cost of such investigations of title or enquiries to the Mortgaged Property, it being agreed that the Chargor’s liability under this paragraph shall not exceed one investigations of title or enquiries to the Mortgaged Property per calendar year unless a Default is outstanding.

6.15	Report on title

The Chargor must, as soon as practicable after a request by the Lender (acting reasonably), provide the Lender with a report on title of the Chargor to the Mortgaged Property concerning those items which may properly be sought to be covered by a prudent mortgagee in a lawyer’s report of this nature.

The Chargor shall bear the cost of such report on title, it being agreed that the Chargor’s liability under this paragraph shall not exceed one report on title per calendar year unless a Default is outstanding.

6.16	Power to remedy

If the Chargor fails to perform any term affecting its Mortgaged Property, the Chargor must allow the Lender or its agents and contractors:

(a)	to enter any part of its Mortgaged Property;

(b)	to comply with or object to any notice served on the Chargor in respect of its Mortgaged Property; and

(c)	to take any action as the Lender may reasonably consider necessary or desirable to prevent or remedy any breach of any such term or to comply with or object to any such notice.

The Chargor must immediately on request by the Lender pay the costs and expenses of the Lender or its agents and contractors reasonably incurred in connection with any action taken by it under this Subclause.

7.	INVESTMENTS

7.1	General
In this Clause:

Book-entry Securities means the book-entry securities as defined in Division 7A of the Companies Act, Chapter 50 of Singapore.

Investments means:

(a)	the Shares;

(b)	all other shares, stocks, debentures, bonds or other securities and investments included in the definition of Security Assets in Clause 1.1 (Definitions);

(c)	any dividend or interest paid or payable in relation to any of the above; and

(d)	any right, money or property accruing or offered at any time in relation to any of the above by way of redemption, substitution, exchange, bonus or preference under option rights or otherwise.

Regulations means the Companies (Central Depository System) Regulations made under the Companies Act, Chapter 50 of Singapore.

7.2	Shares means shares in any member of the Group. Investments The Chargor represents to the Lender that:

(a)	its Shares and, to the extent applicable, its other Investments, are fully paid; and

(b)	it is the sole legal and beneficial owner of its Investments.

7.3	Deposit
The Chargor must:

(a)	subject to paragraph (c) below, immediately deposit with the Lender, or as the Lender may direct, all certificates and other documents of title or evidence of ownership in relation to any of its Investments;

(b)	subject to paragraph (c) below, promptly execute and deliver to the Lender all share transfers and other documents which may be requested by the Lender in order to enable the Lender or its nominees to be registered as the owner or otherwise obtain a legal title to any of its Investments; and

(c)	in the case of any Investments which comprises Book-entry Securities, immediately:

(i)	deliver or cause to be delivered to the Lender all such documents or instruments duly executed by the Chargor and/or the relevant person or persons as may be required or deemed necessary by the Lender to grant or create in favour of the Lender or its nominees a first-priority security interest in such Investments in accordance with the Regulations or any other law as may be applicable to such book-entry securities; and

(ii)	(as the Lender may instruct or require) permit and/or procure and/or give instructions for and/or do all such other acts and things (including the transfer of such Investments into a securities account of the Lender or its nominee) to grant or create in favour of the Lender or its nominees such first-priority security interest or to perfect or protect the same.

7.4	Changes to rights

The Chargor may not take or allow the taking of any action on its behalf which may result in the rights attaching to any of its Investments being altered or further shares in any member of the Group being issued.

7.5	Calls

(a)	The Chargor must pay all calls or other payments due and payable in respect of any of its Investments.

(b)	If the Chargor fails to do so, the Lender may pay the calls or other payments on behalf of the Chargor. The Chargor must immediately on request reimburse the Lender for any payment made by the Lender under this Subclause.

7.6	Other obligations in respect of Investments

(a)	The Chargor must promptly copy to the Lender and comply with all requests for information which is within its knowledge and which are made under any statutory or regulatory provisions relevant or binding on the Chargor and/or the Investments or any similar provision contained in any articles of association or other constitutional document relating to any of its Investments. If it fails to do so, the Lender may elect to provide such information as it may have on behalf of the Chargor.

(b)	The Chargor must comply with all other conditions and obligations assumed by it in respect of any of its Investments.

(c) The Lender is not obliged to:

(i)	perform any obligation of the Chargor;

(ii)	make any payment, or to make any enquiry as to the nature or sufficiency of any payment received by it or the Chargor; or

(iii)	present or file any claim or take any other action to collect or enforce the payment of any amount to which it may be entitled under this Deed,

7.7	Voting rights	in respect of any Investment.

(a)	Before this Security becomes enforceable:

(i)	the voting rights, powers and other rights in respect of the Investments must (if exercisable by the Lender) be exercised in any manner which the Chargor may direct in writing; and

(ii)	all dividends or other income paid or payable in relation to any Investments must be paid directly to the Chargor.

The Chargor must indemnify the Lender against any loss liability incurred by the Lender as a consequence of the Lender acting in respect of the Investments on the direction of the Chargor.

(b)	After this Security has become enforceable, the Lender may exercise (in the name of the Chargor and without any further consent or authority on the part of the Chargor) any voting rights and any powers or rights which may be exercised by the legal or beneficial owner of any Investment, any person who is the holder of any Investment or otherwise.

8.	INTELLECTUAL PROPERTY

8.1	General
In this Clause Intellectual Property Rights means:

(a)	any know-how, patent, trade mark, service mark, design, business name, topographical or similar right;

(b)	any copyright or other intellectual property monopoly right;

(c)	any interest (including by way of licence) in any of the above; or

(d)	any application for any of the above,

in each case, whether registered or not, and included in the definition of Security Assets in Clause 1.1 (Definitions).

8.2	Representations
The Chargor represents to the Lender that:

(a)	the Intellectual Property Rights owned by it are all of the Intellectual Property Rights required by it in order for it to carry on its business as it is now being conducted;

(b)	it is the sole legal and beneficial owner of those Intellectual Property Rights;

(c)	those Intellectual Property Rights are free of any Security Interests (except for those created by or under this Deed) and any other rights or interests (including any licences) in favour of third parties;

(d)	it does not, in carrying on its business, infringe any Intellectual Property Rights of any third party; and

(e)	to its knowledge, no Intellectual Property Right owned by it is being infringed, nor is there any threatened infringement of any such Intellectual Property Right.

8.3	Preservation

(a)	The Chargor must:

(i)	make such registrations and pay such fees, registration taxes and similar amounts as are necessary to keep its Intellectual Property Rights in force;

(ii)	take all other steps which are reasonably practicable to maintain and preserve its interests in its Intellectual Property Rights;

(iii)	if requested to do so by the Lender, make entries in any public register of its Intellectual Property Rights which either record the existence of this Deed or the restrictions on disposal imposed by this Deed; and

(iv)	take such steps as are necessary (including the institution of legal proceedings) to prevent third parties infringing those Intellectual Property Rights.

(b)	The Chargor must ensure that, except with the prior consent of the Lender, none of its Intellectual Property Rights which is registered is abandoned or cancelled, lapses or is liable to any claim of abandonment for non-use or otherwise.

9.	ACCOUNTS

9.1	General
In this Clause:

Account Bank means a person with whom a Security Account is maintained under this Clause.

Receipts Account means any account in the name of the Chargor designated as such by the Lender and shall include (without limitation) each Account as defined in the Facilities Agreement.

Security Account means the Receipts Account and any other account in the name of the Chargor established under this Clause.

9.2	Accounts

All Security Accounts must be maintained at a branch of the Account Bank approved by the Lender. The initial Account Bank is the Lender.

9.3	Change of Account Bank

(a)	The Account Bank may be changed to another bank or financial institution if the Lender so reasonably requires.

(b)	A change only becomes effective when the proposed new Account Bank agrees with the Lender and the Chargor, in a manner satisfactory to the Lender, to fulfil the role of the Account Bank under this Deed.

(c)	If there is a change of Account Bank, the amount (if any) standing to the credit of the Security Accounts maintained with the old Account Bank will be transferred to the corresponding Security Accounts maintained with the new Account Bank immediately upon the appointment taking effect.

(d)	The Chargor must take any action which the Lender may require to facilitate a change of Account Bank and any transfer of credit balances (including the execution of bank mandate forms).

9.4	Interest

Amounts standing to the credit of each Security Account will bear interest at a rate considered by the Account Bank to be a fair market rate.

9.5	Book debts and receipts

(a)	The Chargor shall use reasonable endeavours to realise its:

(i)	securities to the extent held by way of temporary investment;

(ii)	book and other debts and other moneys due and owing to it; and

(iii)	royalties, fees and income of any nature owed to it,

in the ordinary course of its business and hold the proceeds of the realisation (until payment into the Receipts Account if required in accordance with paragraph (b) below) on trust for the Lender.

(b)	The Chargor must, except to the extent that the Lender (acting reasonably) otherwise agrees, pay all the proceeds of the realisation referred to under paragraph (a) above into the Receipts Account.

9.6	Withdrawals

(a)	The Chargor shall be entitled to withdraw and deal with any monies from time to time standing to its credit in any Security Account, unless an Event of Default is outstanding, in which case the Lender may give written notice to the Account Bank to block any Security Account and the Chargor may not withdraw any moneys standing to the credit of any Security Account.

(b)	Upon the occurrence of an Event of Default, the Lender may, at the close of business on each Business Day during the Security Period, pay all amounts standing to the credit of the Receipts Account into another Security Account, provided that the Chargor shall not be required to pay any fees in respect of such payment (or transfer).

(c)	Upon the occurrence of an Event of Default, the Lender (or a Receiver) may (subject to the payment of any claims having priority to this Security) withdraw amounts standing to the credit of a Security Account to meet an amount due and payable under the Finance Documents when it is due and payable.

9.7	Notices of charge

(a)	The Chargor must:

(i)	promptly give notice to each Account Bank (which is not the Lender) substantially in the form of Part 1 of Schedule 1 (Forms of letter for Account Bank); and

(ii)	use reasonable endeavours to ensure that each such Account Bank acknowledges the notice substantially in the form of Part 2 of Schedule 1 (Forms of letter for Account Bank).

10.	INSURANCES

10.1	General
In this Clause:

Insurance means each contract or policy of insurance the subject of the assignment created pursuant to Clause 2.7.

10.2	Documents
The Chargor shall promptly:

(a)	execute and/or deliver to the Lender:

(i)	the originals of the insurance policies relating to the Insurances and copies of the related premium receipts as the Lender may reasonably request; and

(ii)	upon the occurrence of a Default or in the event a Default is likely to occur, such other documents relating to the Insurances as necessary to create, maintain and perfect the Security Interest created under this Deed;

(b)	if reasonably required by the Lender, procure that a note of the Lender’s interest pursuant to Clause 2.7 is endorsed upon all policies of insurance relating to the Insurances and that each such policy contains customary endorsements in favour of the Lender, loss payee provisions, notice of cancellation provisions and other clauses in a form acceptable to the Lender; and

(c)	if reasonably required by the Lender, effect any policy in the joint names of the Lender and the Chargor.

10.3	Maintenance and Renewal

(a)	The Chargor shall maintain such Insurances in respect of the Security Assets with reputable independent underwriters or insurance companies against those risks, and to the extent, usually insured by prudent companies carrying on similar businesses and against those risks, and to the extent, required by applicable law or by contract.

(b)	The Chargor shall renew and maintain in force each policy or contract of insurance representing any of the Insurances effected by it pursuant to Clause 10.3(a) and ensure that Clause 10.2 is complied with (if required) in relation to any such renewed policy or contract of insurance.

10.4	Enforceability

The Chargor shall not do or omit to do or permit to be done or omitted anything which might render any Insurance void, voidable or unenforceable.

10.5	Lender may insure

If the Chargor fails to produce originals of insurance policies, copies of premium receipts and such other evidence as the Lender reasonably requires within 20 Business Days of the receipt by the Chargor of a demand by the Lender for such documents, which prove to the satisfaction of the Lender that the Chargor is complying with Clause 10.3, the Lender may (acting reasonably), at the Chargor’s expense, but shall not be obliged to, arrange such insurances of the assets of the Chargor or any of them as it thinks fit.

10.6	Payment of Premiums

The Chargor shall punctually pay or procure to be paid all premiums and other sums due in respect of each of the Insurances effected by it and, on the reasonable request of the Lender, shall provide to the Lender evidence of such payment and, if the Chargor fails to comply with the provisions of this paragraph, the Lender may, acting reasonably, make the necessary payment at the cost of the Chargor.

10.7	No Amendments or Settlements

(a)	The Chargor shall not make or agree to any material adverse amendment to the terms of any Insurance effected by it without the prior consent of the Lender.

(b)	The Chargor shall not waive, release, settle, compromise or abandon any material claim under any Insurance effected by it or do anything else in respect of any Insurance effected by it which may reduce the amount of likely recovery under that Insurance.

11.	RELEVANT CONTRACTS

11.1	General
In this Clause:

Relevant Contract means any agreement to which the Chargor is a party and which the Lender (acting reasonably) has designated as a Relevant Contract from time to time.

11.2	Undertaking
The Chargor shall procure that:

(a)	all payments to it by any other party to a Relevant Contract to which it is a party are not subject to any right of set-off or similar right;

(b)	each such Relevant Contract is its legally binding, valid, and enforceable obligation;

(c)	it is not in default of any of its obligations under any such Relevant Contract; and

(d)	there is no prohibition on assignment in any such Relevant Contract or if there are any such prohibitions, it will use reasonable endeavours to obtain a waiver from the relevant counterparty in respect of such prohibition.

11.3	Preservation
The Chargor may not, without the prior consent of the Lender:

(a)	amend or waive any term of, or terminate, any Relevant Contract to which it is a party which is likely to have a Material Adverse Effect; or

(b)	take any action which might jeopardise the existence or enforceability of any such Relevant Contract.

11.4	Other undertaking
The Chargor must:

(a)	duly and promptly perform its obligations, and diligently pursue its rights, under each Relevant Contract to which it is a party; and

(b)	supply the Lender and any Receiver with copies of each such Relevant Contract and any material information and documentation relating to any such Relevant Contract reasonably requested by the Lender or any Receiver, except to the extent that disclosure of the information or documentation would breach any law, regulation or duty of confidentiality.

11.5	Notices of assignment

Upon the occurrence of a Default or in the event a Default is likely to occur, the Chargor shall, upon being notified by the Lender:

(a)	immediately serve a notice of assignment, substantially in the form of Part 1 of Schedule 2 (Forms of letter for Relevant Contracts), on each counterparty to a Relevant Contract to which it is a party; and

(b)	use its reasonable endeavours to procure that each such party acknowledges that notice, substantially in the form of Part 2 of Schedule 2 (Forms of letter for Relevant Contracts).

12.	WHEN SECURITY BECOMES ENFORCEABLE

12.1	Event of Default

Notwithstanding any provision contained in this Deed, this Security will become immediately enforceable if an Event of Default occurs and the Lender gives notice to the Chargor that this Security is enforceable.

12.2	Enforcement

After this Security has become enforceable, the Lender may in its absolute discretion enforce all or any part of this Security in any manner it sees fit or as the Lender directs.

12.3	Power of sale

The power of sale and other powers conferred by Section 24 of the Act, as amended by this Deed, will be immediately exercisable at any time after this Security has become enforceable.

13.	ENFORCEMENT OF SECURITY

13.1	General

(a)	For the purposes of all powers implied by statute, the Secured Liabilities are deemed to have become due and payable on the date of this Deed.

(b)	Section 25 of the Act (restricting the power of sale) and Section 21 of the Act (restricting the right of consolidation) do not apply to this Security.

(c)	The statutory powers of leasing conferred on the Lender are extended so as to authorise the Lender to lease, make agreements for leases, accept surrenders of leases and grant options as the Lender may think fit and without the need to comply with any provision of section 23 of the Act.

(d)	All or any of the powers, authorities and discretions which are conferred by the Act and/or this Deed either expressly or impliedly upon a Receiver may be exercised by the Lender without first appointing the Receiver or notwithstanding the appointment of the Receiver.

13.2	No liability as mortgagee in possession

Neither the Lender nor any Receiver will be liable, by reason of entering into possession of a Security Asset, to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

13.3	Privileges

Each Receiver and the Lender is entitled to all the rights, powers, privileges and immunities conferred by the Act on mortgagees and receivers duly appointed under the Act, except that Section 25 of the Act does not apply.

13.4	Protection of third parties

No person (including a purchaser) dealing with the Lender or a Receiver or its or his agents will be concerned to enquire:

(a)	whether the Secured Liabilities have become payable;

(b)	whether any power which the Lender or a Receiver is purporting to exercise has become exercisable or is being properly exercised;

(c)	whether any money remains due under the Finance Documents; or

(d)	how any money paid to the Lender or to that Receiver is to be applied.

13.5	Redemption of prior mortgages

(a)	At any time after this Security has become enforceable, the Lender may (acting reasonably):

(i)	redeem any prior Security Interest against any Security Asset; and/or

(ii)	procure the transfer of that Security Interest to itself; and/or

(iii)	settle and pass the accounts of the prior mortgagee, chargee or encumbrancer; any accounts so settled and passed will be, in the absence of manifest error, conclusive and binding on the Chargor.

(b)	The Chargor must pay to the Lender, immediately on demand, the costs and expenses incurred by the Lender in connection with any such redemption and/or transfer, including the payment of any principal or interest.

13.6	Contingencies

If this Security is enforced at a time when no amount is due under the Finance Documents but at a time when amounts may or will become due, the Lender (or the Receiver) may pay the proceeds of any recoveries effected by it into a suspense account.

14.	RECEIVER

14.1	Appointment of Receiver

(a)	Except as provided below, the Lender may appoint any one or more persons to be a Receiver of all or any part of the Security Assets if:

(i)	this Security has become enforceable; or

(ii)	the Chargor so requests the Lender in writing at any time.

(b)	Any appointment under paragraph (a) above may be by deed, under seal or in writing under its hand.

(c)	Except as provided below, any restriction imposed by law on the right of a mortgagee to appoint a Receiver (including under section 29(1) of the Act) does not apply to this Deed.

14.2	Removal

the Lender may by writing under its hand (subject to any requirement for an order of the court in the case of an receiver and manager) remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

14.3	Remuneration

the Lender may fix the remuneration of any Receiver appointed by it and the maximum rate specified in Section 29(6) of the Act will not apply.

14.4	Agent of Chargor

(a)	A Receiver will be deemed to be the agent of the Chargor for all purposes and accordingly will be deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Act. The Chargor is responsible for the contracts, engagements, acts, omissions, defaults and losses of a Receiver and for liabilities incurred by a Receiver.

(b)	the Lender will not incur any liability (either to the Chargor or to any other person) by reason of the appointment of a Receiver or for any other reason.

14.5	Relationship with the Lender

To the fullest extent allowed by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) or by law on a Receiver may after this Security becomes enforceable be exercised by the Lender in relation to any Security Asset without first appointing a Receiver and notwithstanding the appointment of a Receiver.

15.	POWERS OF RECEIVER

15.1	General

(a)	A Receiver has all of the rights, powers and discretions conferred on the Lender under this Deed and the Act, and also those set out below in this Clause in addition to those conferred on it by any law.

(a)	If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receiver.

15.2	Possession

A Receiver may take immediate possession of, get in and collect any Security Asset.

15.3	Carry on business
15.4	A Receiver may carry on any business of the Chargor in any manner he thinks fit. Employees

(a)	A Receiver may appoint and discharge managers, officers, agents, accountants, servants, workmen and others for the purposes of this Deed upon such terms as to remuneration or otherwise as he thinks fit.

(b)	A Receiver may discharge any person appointed by the Chargor.

15.5	Borrow money

A Receiver may raise and borrow money either unsecured or on the security of any Security Asset either in priority to this Security or otherwise and generally on any terms and for whatever purpose which he thinks fit.

15.6	Sale of assets

(a)	A Receiver may sell, exchange, convert into money and realise any Security Asset by public auction or private contract and generally in any manner and on any terms which he thinks fit.

(b)	The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period which he thinks fit.

(c)	Fixtures, other than landlord’s fixtures, may be severed and sold separately from the property containing them without the consent of the Chargor.

15.7	Leases

A Receiver may let any Security Asset for any term and at any rent (with or without a premium) which he thinks fit and may accept a surrender of any lease or tenancy of any Security Asset on any terms which he thinks fit (including the payment of money to a lessee or tenant on a surrender).

15.8	Compromise

A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claim, account, dispute, question or demand with or by any person who is or claims to be a creditor of the Chargor or relating in any way to any Security Asset.

15.9	Legal actions

A Receiver may bring, prosecute, enforce, defend and abandon any action, suit or proceedings in relation to any Security Asset which he thinks fit.

15.10	Receipts

A Receiver may give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Security Asset.

15.11	Subsidiaries

A Receiver may form a Subsidiary of the Chargor and transfer to that Subsidiary any Security Asset.

15.12	Delegation
15.13 15.14	A Receiver may delegate his powers in accordance with this Deed. Lending A Receiver may lend money or advance credit to any customer of the Chargor. Protection of assets A Receiver may:

(a)	effect any repair or insurance and do any other act which the Chargor might do in the ordinary conduct of its business to protect or improve any Security Asset;

(b)	commence and/or complete any building operation; and

(c)	apply for and maintain any planning permission, building regulation approval or any other authorisation,

15.15	in each case as he thinks fit. Other powers A Receiver may:

(a)	do all other acts and things which he may consider desirable or necessary for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed or law;

(b)	exercise in relation to any Security Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of that Security Asset; and

(c)	use the name of the Chargor for any of the above purposes.

16.	APPLICATION OF PROCEEDS

All moneys received or recovered pursuant to this Deed following an enforcement in accordance with Clause 12.1 and/or the powers hereby conferred shall be applied in accordance with the provisions of clause 15.6 (Partial payments) of the Facilities Agreement.

17.	EXPENSES AND INDEMNITY

The Chargor must:

(a)	immediately on demand pay all costs and expenses (including legal fees on a full indemnity basis) incurred in connection with this Deed by the Lender, Receiver, attorney, manager, agent or other person appointed by the Lender under this Deed; and

(b)	keep each of them indemnified against any failure or delay in paying those costs or expenses; this includes any arising from any actual or alleged breach by any person of any law or regulation, whether relating to the environment or otherwise.

18.	DELEGATION

18.1	Power of Attorney

The Lender or any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it under this Deed.

18.2	Terms

Any such delegation may be made upon any terms (including power to sub-delegate) which the Lender or any Receiver may think fit.

18.3	Liability

Neither the Lender nor any Receiver will be in any way liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any delegate or sub-delegate.

19.	FURTHER ASSURANCES

The Chargor must, at its own expense, take whatever action the Lender or a Receiver may reasonably require for:

(a)	creating, perfecting or protecting any security intended to be created by this Deed; or

(b)	facilitating the realisation of any Security Asset, or the exercise of any right, power or discretion exercisable, by the Lender or any Receiver or any of its delegates or sub-delegates in respect of any Security Asset.

This includes:

(i)	the execution of any transfer, conveyance, assignment or assurance of any property, whether to the Lender or to its nominee; or

(ii)	the giving of any notice, order or direction and the making of any registration, which, in any such case, the Lender may reasonably require.

20.	POWER OF ATTORNEY

19.1	Power of attorney

The Chargor, by way of security, irrevocably and severally appoints the Lender, each Receiver and any of its delegates or sub-delegates to be its attorney or attorneys and in its name and otherwise on its behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all deeds, agreements, instruments, acts and things which may be required (or which the Lender, the Receiver of any of their delegates or sub-delegates shall consider requisite) for carrying out any obligation imposed on the Chargor by or pursuant to this Deed, for carrying out any sale, transfer, assignment, lease or other dealings by the Lender, the Receiver or any of their delegates or sub-delegates, for conveying or transferring any legal estate or other interest in land or other property or otherwise, for getting in the Security Assets, and generally for enabling the Lender, the Receiver or any of their delegates of sub-delegates to exercise the respective powers, rights, authorities and discretions conferred on them or any of them by or pursuant to this Deed or by law and (without prejudice to the generality of the foregoing) to sign, seal and deliver and otherwise perfect any deed, assurance, agreement, assignment, charge, conveyance, mortgage, transfer, instrument or act which it or he may deem proper in or for the purpose of exercising any of the such powers, rights, authorities and discretions.

19.2 Ratification

The Chargor ratifies and confirms whatever any attorney does or purports to do pursuant to its appointment under this Clause.

21.	WAIVER, REMEDIES CUMULATIVE

The rights of the Lender under this Deed :

(a)	may be exercised as often as necessary;

(b)	are cumulative and not exclusive of its rights under the general law;

(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

22.	SEVERABILITY

If any provision of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect :

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of this Deed; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other provisions of this Deed.

23.	DISCLOSURE OF INFORMATION

(a)	Without detracting from the Lender’s rights of disclosure under any law (including without limitation under the Banking Act (Cap. 19) of Singapore (the Banking Act)) or any other agreement between the Lender and an Obligor, the Lender, its officers and agents may disclose in any manner howsoever, any information (which may include copies of the Finance Documents) which the Lender has acquired under or in connection with the Facilities, any information relating to the Obligors or their respective account relationship with the Lender (including without limitation, details of the Loans, the securities taken and the Obligors’ respective credit balances and deposits with the Lender):

(i)	to any branch, representative office, affiliated, associated or related corporation of the Lender and its respective officers, servants or agents, whether situated in or out of Singapore for credit monitoring or review purposes or for audit or intra group or reporting or outsourcing purposes;

(ii)	to any third party service provider to which the Lender outsources any relevant services or functions;

(iii)	to any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to the Facilities Agreement or this Deed;

(iv)	which is publicly available, other than as a result of a breach by the Lender of this Clause;

(v)	in connection with any legal or arbitration proceedings;

(vi) (vii) (viii) (ix)	if required to do so under any law or regulation; to a governmental, banking, taxation or other regulatory authority; to its professional advisers; to a rating agency;

(x)	to a stock exchange, listing authority or similar body;

(xi)	to any person in connection with or in contemplation of a securitisation or other transaction having a similar effect;

(xii) (xiii) (xiv)	to any credit bureau of which the Lender is a member or subscriber; to any related entity of an Obligor; or with the agreement of the relevant Obligor.

(b)	This Clause 23 is not and shall not be deemed to constitute, an express or implied agreement by the Lender with the Chargor for a higher degree of confidentiality than that prescribed in Section 47 of, and the Third Schedule to, the Banking Act.

24.	MISCELLANEOUS

24.1	Covenant to pay

The Chargor must pay or discharge the Secured Liabilities in the manner provided for in the Finance Documents.

24.2	New Accounts

(a)	If any subsequent charge or other interest affects any Security Asset, the Lender may open a new account with the Chargor.

(b)	If the Lender does not open a new account, it will nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice of that charge or other account.

(c)	As from that time all payments made to the Lender will be credited or be treated as having been credited to the new account and will not operate to reduce any Secured Liability.

24.3	Time deposits

Without prejudice to any right of set-off the Lender may have under any other Finance Document or otherwise, if any time deposit matures on any account the Chargor has with the Lender within the Security Period when:

(a)	this Security has become enforceable; and

(b)	no Secured Liability is due and payable,

that time deposit will automatically be renewed for any further maturity which the Lender considers appropriate.

24.4	Notice of assignment

This Deed constitutes notice in writing to the Chargor of any charge or assignment of a debt owed by the Chargor to any other member of the Group and contained in any other Security Document.

25.	RELEASE

At the end of the Security Period, the Lender must, at the request and cost of the Chargor, take whatever action is necessary to release its Security Assets from this Security.

26.	CHANGES TO THE PARTIES

26.1	Successors and Assigns
26.2	This Deed is binding on the successors and assigns of the Chargor and the Lender. The Chargor

The Chargor may not assign or transfer any of its rights or obligations under this Deed.

26.3	The Lender
The Lender may:

(a)	assign, transfer or dispose of any of, or any interest in, its rights and/or obligations under this Deed, to or in favour of any person; or

(b)	transfer by novation or otherwise any of its rights or obligations under this Deed to any person.

27.	EVIDENCE AND CALCULATIONS

27.1	Accounts

Accounts maintained by the Lender in connection with this Deed are prima facie evidence of the matters to which they relate.

27.2	Certificates and determinations

Any certificate or determination by the Lender of a rate or amount under this Deed is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

28.	SET OFF

The Lender may set off any obligations (whether or not matured) owed by the Chargor under this Deed (to the extent beneficially owned by the Lender) against any obligation (whether or not matured) owed by the Lender to the Chargor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Lender may set off in an amount estimated by it in good faith to be the amount of that obligation.

29.	NOTICE

The provisions in clause 31 (Notices) of the Facilities Agreement relating to the giving and receiving of notices shall apply to this Deed, except that references to a Finance Document shall be construed as a reference to this Deed.

30.	JURISDICTION

30.1	Submission

For the benefit of the Lender, the Chargor agrees that the courts of Singapore have jurisdiction to settle any disputes in connection with this Deed and accordingly submits to the jurisdiction of the Singapore courts.

30.2	Forum convenience and enforcement abroad
The Chargor:

(a)	waives objection to the Singapore courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Deed; and

(b)	agrees that a judgment or order of a Singapore court in connection with this Deed is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

30.3	Non-exclusivity

Nothing in this Clause 30 limits the right of the Lender to bring proceedings against the Chargor in connection with this Deed:

(a)	in any other court of competent jurisdiction; or

(b)	concurrently in more than one jurisdiction.

31.	WAIVER OF IMMUNITY

The Chargor irrevocably and unconditionally:

(a)	agrees that if the Lender brings proceedings against it or its assets in relation to this Deed, no immunity from those proceedings (including, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

(b)	waives any such right of immunity which it or its assets now has or may subsequently acquire; and

(c) consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with those proceedings, including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in those proceedings.

32.	GOVERNING LAW

This Deed is governed by Singapore law.

This Deed has been entered into as a deed on the date stated at the beginning of this Deed.

SCHEDULE 1

FORMS OF LETTER FOR ACCOUNT BANK

PART 1

NOTICE TO ACCOUNT BANK

To: [Account Bank]

[Date]

Dear Sirs,

Security Document dated [                    ] between Seamap Pte Ltd
and The Hongkong and Shanghai Banking Corporation Limited (the Security Document)

This letter constitutes notice to you that under the Security Document we have charged (by way of a first fixed charge) in favour of The Hongkong and Shanghai Banking Corporation Limited (the Lender) all our rights in respect of any amount moneys standing to the credit of any account maintained by us with you (the Accounts).

We hereby give you irrevocable instructions and notice, and by acknowledging receipt of this notice, you acknowledge and agree:

(a)	to disclose to the Lender any information relating to any Account requested from you by the Lender;

(b)	that under the terms of the Security Document, we shall be entitled to operate and make any withdrawal from the Accounts at any time until and unless you receive instructions from the Lender that the security created under the Security Document has become enforceable;

(c)	that upon receipt of instructions from the Lender that the security created under the Security Document has become enforceable, you shall:

(i)	hold all sums standing to the credit of any Account to the order of the Lender;

(ii)	comply with the terms of any written notice or instruction relating to any Account received by you from the Lender; and

(iii)	pay or release any sum standing to the credit of any Account in accordance with the written instructions of the Lender.

Upon receipt of instructions from the Lender that the security created under the Security Document has become enforceable, we are not permitted to withdraw any amount from any Account without the prior written consent of the Lender.

We acknowledge that you may comply with the instructions in this letter without any further permission from us.

We enclose a copy of the Security Document.

The instructions in this letter may not be revoked or amended without the prior written consent of the Lender.

This letter is governed by Singapore law.

Please confirm your agreement to the above by sending the attached acknowledgement to the Lender at 21 Collyer Quay #08-01, HSBC Building, Singapore 049320 with a copy to ourselves.

Yours faithfully,

/s/MarkWelker

(Authorised Signatory)

Seamap Pte Ltd

PART 2

ACKNOWLEDGEMENT OF ACCOUNT BANK

[On the letterhead of the Account Bank]

To: Copy:	The Hongkong and Shanghai Banking Corporation Limited Seamap Pte Ltd

[Date]

Dear Sirs,

Security Document dated [               ] between Seamap Pte Ltd
and The Hongkong and Shanghai Banking Corporation Limited (the Security Document)

We confirm receipt from Seamap Pte Ltd (the Chargor) of a notice dated [          ] of a charge upon the terms of the Security Document over all the rights of the Chargor to any amount standing to the credit of any of the Chargor’s accounts with us (the Accounts).

We confirm that we:

(a)	accept the instructions contained in the notice and agree to comply with the notice;

(b)	have not received notice of the interest of any third party in any Account;

(c)	have neither claimed nor exercised, nor will claim or exercise, any security interest, set-off, counter-claim or other right in respect of any Account; and

(d)	upon receipt of instructions from the Lender that the security created under the Security Document has become enforceable, will not permit any amount to be withdrawn from any Account without your prior written consent.

The Accounts maintained with us are:

[Specify accounts and account numbers]

This letter is governed by Singapore law.

Yours faithfully,

.................................................

(Authorised signatory)
[Account Bank]

SCHEDULE 2

FORMS OF LETTER FOR RELEVANT CONTRACTS

PART 1

NOTICE TO COUNTERPARTY

To: [Contract party]

[Date]

Dear Sirs,

Security Document dated [                 ] between Seamap Pte Ltd
and The Hongkong and Shanghai Banking Corporation Limited (the Security Document)

This letter constitutes notice to you that under the Security Document we have assigned by way of security to The Hongkong and Shanghai Banking Corporation Limited (the Lender) all our rights in respect of [insert details of Contract] (the Contract).

We confirm that:

(a)	we will remain liable under the Contract to perform all the obligations assumed by us under the Contract; and

(b)	none of the Lender, its agents, any receiver or any other person will at any time be under any obligation or liability to you under or in respect of the Contract.

We will also remain entitled to exercise all our rights, powers and discretions under the Contract, and you should continue to give notices under the Contract to us, unless and until you receive notice from the Lender to the contrary stating that the security has become enforceable. In this event, all the rights, powers and discretions will be exercisable by, and notices must be given to, the Lender or as it directs.

This letter is governed by Singapore law.

Please acknowledge receipt of this letter by sending the attached acknowledgement to the Lender at 21 Collyer Quay #08-01, HSBC Building, Singapore 049320.

Yours faithfully,

/s/Mark Welker

Seamap Pte Ltd

(Authorised signatory)

PART 2

Acknowledgement of Counterparty

To:The Hongkong and Shanghai Banking Corporation Limited (as Lender) Copy:Seamap Pte Ltd [Date]
Dear Sirs,

We confirm receipt from Seamap Pte Ltd (the Chargor) of a notice dated [                 ] of an assignment on the terms of the Security Document dated [                 ] of all the Chargor’s rights in respect of [insert details of the Contract] (the Contract).

We confirm that we will pay all sums due, and give notices, under the Contract as directed in that notice.

This letter is governed by Singapore law.

Yours faithfully,

...............................

(Authorised signatory)

[Counterparty]

SIGNATORIES

Chargor

THE COMMON SEAL of

SEAMAP PTE LTD

was affixed to this deed

in the presence of:

/s/Guy Malden
Guy Malden
Director

/s/Mark Welker
Mark Welker
Director/Secretary